Exhbit 5.1

August 23, 2021

Broadstone Net Lease, Inc. 800 Clinton Square Rochester, New York 14604

Re:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”) – Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (“Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-254490), filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2021 (as amended from time to time, the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Amendment No. 1 to the Registration Statement of the issuance to and resale by certain selling stockholders (the “Selling Stockholders”) named in the Prospectus included as part of Amendment No. 1 to the Registration Statement, of up to 2,813,298 shares (the “Shares”) of common stock, par value $0.00025 per share, of the Company (the “Common Stock”). The Shares are comprised of 318,010 shares of Common Stock (the “Issued Shares”) previously issued to the Selling Stockholders, up to 636,022 shares of Common Stock as may be issued to the Selling Stockholders and up to 1,239,506 shares of Common Stock (the “Redemption Shares”) as may be issued or issuable from time to time to the Selling Stockholders upon the exchange or redemption by the Selling Stockholders of certain previously issued non-managing membership interests (the “OP Units”) in Broadstone Net Lease, LLC (the “Operating Company”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 18, 2007, Articles of Amendment filed with the Department on September 14, 2020, Articles Supplementary filed with the Department on September 14, 2020, and Articles of Amendment filed with the Department on September 18, 2020;

(ii)    the Second Amended and Restated Bylaws of the Company, effective as of March 23, 2020 (the “Bylaws”);

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

(iii)    the Action by Written Consent of the Board of Directors (the “Board of Directors”) of the Company in Lieu of an Organizational Meeting, dated as of October 19, 2007 (the “Organizational Resolutions”);

(iv)    resolutions adopted by the Board of Directors dated as of November 11, 2019 (together with the Organizational Resolutions, the “Directors’ Resolutions”);

(v)    the Amended and Restated Operating Agreement of the Operating Company, dated December 31, 2007, as amended by Amendment No. 1 to the Amended and Restated Operating Agreement of the Operating Company, effective February 7, 2020 (collectively, the “Operating Agreement”);

(vi)    the Registration Statement (including Amendment No. 1) and the related form of prospectus included therein;

(vii)    a certificate executed by two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and Operating Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to, among other things, the manner of adoption or approval of the Directors’ Resolutions, the form of the Operating Agreement, and the authorization for issuance of the Shares and the receipt by the Company of the consideration in exchange for the issuance of the Issued Shares;

(viii)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(ix)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    none of the Shares have been or will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company; and

(g)    upon the issuance of the Redemption Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the date subsequent to the date hereof on which the Redemption Shares are issued will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company; the Issued Shares have been validly issued and are fully paid and non-assessable; and the Redemption Shares, when issued and delivered by the Company upon tender and exchange of the applicable OP Units, in accordance with the terms and conditions of the Operating Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

We consent to your filing this opinion as an exhibit to Amendment No. 1 to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP